Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Americold Realty Trust, Inc. together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: May 14, 2025

APG Asset Management US Inc.

By:	/s/ Evan Gordon
Evan Gordon, Chief Compliance Officer

APG Asset Management, N.V.

By:	/s/ Evan Gordon
Evan Gordon, Chief Compliance Officer

APG Group

By:	/s/ Evan Gordon
Evan Gordon, Chief Compliance Officer

Stichting Pensioenfonds ABP

By:	/s/ Evan Gordon
Evan Gordon, Chief Compliance Officer